Exhibit 31.7

CERTIFICATION

Pursuant to Rule 13a-14(a) of the Securities Exchange Act of 1934

I, Daniel A. Ninivaggi, the Co-Chief Executive Officer of Federal-Mogul Holdings Corporation (the “Company”), certify that:

1.	I have reviewed this Annual Report on Form 10-K/A for the period ended December 31, 2015 of Federal-Mogul Holdings Corporation; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2016

By:	/s/ Daniel A. Ninivaggi
Daniel A. Ninivaggi
Co-Chief Executive Officer, Federal-Mogul Holdings Corporation
Chief Executive Officer, Motorparts Division